Exhibit 10.3

SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Amendment”), dated effective as of May 24, 2016 (the “Effective Date”) is entered into by and between Cogentix Medical, Inc., a Delaware corporation (the “Company”), and Darin Hammers, a resident of the State of Georgia (the “Employee”) (together the “Parties”).

W I T N E S E T H:

WHEREAS, Uroplasty, Inc. (“Uroplasty”), which was merged with and into a wholly-owned subsidiary of the Company on March 30, 2015 (the “Merger”), and Employee are parties to an Employment Agreement dated as of February 11, 2013, as amended by that First Amendment dated August 20, 2014 (the “Original Agreement”), pursuant to which Uroplasty employed the Employee prior to the Merger and the Company assumed Uroplasty’s employment of the Employee pursuant to the Merger;

WHEREAS, the Company and Employee desire to make certain amendments and supplements to the Original Agreement; and

WHEREAS, subject to the terms and conditions of this Amendment, the Company and Employee agree to the amendments and supplements to the Original Agreement set forth below.

NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.            Amendments and Supplements to the Original Agreement. Subject to the terms and conditions set forth herein, the Original Agreement is hereby amended and supplemented as follows:

(A)          Section 11(a) is hereby amended, replaced and superseded in its entirety to provide as follows:

SEVERANCE PAYMENT

(a) Subject to the provisions of this Section 11, including subsections (c), (d), (e) and (f) of this Section 11, if Employee’s employment under this Agreement is terminated;

(i) by the Company or its successors or assigns without Cause at any time other than during the two years following a Change of Control, the Company, or such successors or assigns, shall pay to Employee an amount equal to twelve times his monthly base salary; or

(ii) by the Company, its successors or assigns, without Cause, or by Employee for Good Reason, within the two years following a Change of Control, the Company, or such successors or assigns, shall pay to Employee an amount equal to twelve times his monthly base salary plus Employee’s targeted bonus.

(iii) notwithstanding the foregoing (a)(i) and/or (ii) or anything contrary hereto, upon the failure by the Board of Directors of the Company (the “Board”) to appoint the Employee to serve as the Chief Executive Officer and President of the Company and as a Director on the Board of the Company on or prior to August 22, 2016, the Company, or such successors or assigns, shall terminate without cause and pay to Employee an amount equal to twelve times his monthly base salary.

2.             Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date if, and only if, this Amendment has been executed on behalf of each of the Company and Employee and delivered by each to the other Party.

3.             Reference to and Effect on the Original Agreement.

(a)	From and after the date of this Amendment, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Employment Agreement, shall mean and be a reference to the Original Agreement, as amended hereby.

(b)	Except as specifically set forth above, the Original Agreement remains in full force and effect and is hereby ratified and confirmed.

4.             Entire Agreement. The Original Agreement, as amended by this Amendment, collectively sets forth the entire understanding and agreements of the Parties in relation to the subject matter hereof and supersede any prior negotiations and agreements between the Parties relative to such subject matter.

5.            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

6.            Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the Parties.

7.            Headings; Recitals. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. The Recitals hereto are incorporated herein by reference.

8.            Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives.

IN WITNESS WHEREOF, each Party has caused this First Amendment to Employment Agreement to be made, executed and delivered as of the date first above written.

COGENTIX MEDICAL, INC.		EMPLOYEE

By:	/s/ Howard Zauberman	By:	/s/ Darin Hammers
Darin Hammers
Its: Chairman of the Board